SOTHEBY'S HOLDINGS, INC.
                        PERFORMANCE SHARE PURCHASE PLAN
                                JANUARY 1, 1996
                                   ARTICLE 1
        BACKGROUND AND PURPOSE OF THE PLAN; ADOPTION OF THE PLAN; TERM.


     1.1 Purpose of the Plan. The Sotheby's Holdings, Inc. Performance Share Purchase Plan, as the same may be amended from time to time (the "Plan"), is intended to provide incentives to selected key executives of the Corporation to promote the success of the Corporation's long-term business objectives, to encourage a proprietary interest in the Corporation, and to attract and retain key executives with outstanding qualifications.

     Options granted under the Plan ("Purchase Rights") are not intended to be "incentive stock options," as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2 Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation and, subject to the approval of a majority of the voting power of the shareholders of the Corporation, is effective as of January 1, 1996. Prior to such approval, Purchase Rights may be granted under the Plan but shall not be exercisable until such approval has been obtained. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors.


                                   ARTICLE 2
                                  DEFINITIONS


     In the Plan, whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms "he," "his," and "him" shall refer to an Optionee, and the capitalized terms shall have the following meanings:

     2.1 "Adjusted Performance Goal" is defined in Section 8.4 hereof.

     2.2 "Adjusted Performance Period" is defined in Section 8.4 hereof.

     2.3 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Corporation, as the same may be amended from time to time.

     2.4 "Base Period" means, for any Purchase Right for which the Performance Goal established by the Committee is a specified increase in one or more business criteria of the Corporation, as contemplated by Article 8 of the Plan, the period of the same number of full Fiscal Years as the Performance Period established in connection with such grant and immediately preceding the commencement of such Performance Period, or such other period as the Committee may establish at the time of grant.

     2.5 "Beneficiary" means (i) an individual, trust, or estate, who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of an Optionee under the Plan and the Purchase Right Agreement upon the Optionee's death; or (ii) an individual who, as a result of designation by an Optionee, succeeds to the rights and obligations of such Optionee under the Plan and the Purchase Right Agreement upon such Optionee's death.

     2.6 "Board of Directors" means the Board of Directors of Sotheby's Holdings, Inc.

     2.7 "Business Day" means any Day on which the New York Stock Exchange is open for trading.

     2.8 "Class A Common Stock" means the Class A Limited Voting Common Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cast one vote for each share standing in his or her name.

     2.9 "Class B Common Stock" means the Class B Common Stock of the Corporation, par value $0.10 per share, entitling every holder thereof, on all matters submitted to a vote of the shareholders of the Corporation, to cast 10 votes for each share standing in his or her name.

     2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     2.11 "Common Stock" means the Class A Common Stock and the Class B Common Stock.


     2.12 "Compensation Committee" or "Committee" means the Audit and Compensation Committee established by the Board of Directors, or such other committee as the Board may establish and assign the responsibility of administering this Plan; provided, however, that the Committee shall be comprised solely of two or more members of the Board, as determined by the Board from time to time, each of whom shall be (i) a "disinterested person" as that term is defined and interpreted pursuant to Rule 16b-3 promulgated under Section 16 of the Exchange Act and (ii) an "outside director" as that term is defined and interpreted pursuant to section 162(m) of the Code and the regulations thereunder.


     2.13 "Confidential Information" means, with respect to the Corporation and its Subsidiaries, any confidential information regarding the financial situations and particular needs of the Corporation and its Subsidiaries as well as of, or relating to, their customers and clients (including, without limitation, consignors, buyers and principals), the identity of such Persons, client lists, documents and information regarding the Corporation's and any Subsidiary's sales data, marketing, operational and appraisal techniques, contracts, pricing, costs and profits, and any other information maintained as proprietary or as trade secrets or as confidential.

     2.14 "Corporation" means Sotheby's Holdings, Inc., a Michigan corporation, and any successor in interest to the business of the Corporation that has, by agreement, adopted the Plan.

     2.15 "Date of Exercise," with respect to a Purchase Right, means the date on which such Purchase Right is exercised pursuant to the Plan.

     2.16 "Date of Grant," with respect to a Purchase Right, means the date on which the Compensation Committee grants such Purchase Right pursuant to the Plan.

     2.17 "Day" means each calendar day, including Saturdays, Sundays, and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

     2.18 "Disability" or "Disabled" means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. Notwithstanding the foregoing, an Employee shall not be deemed to be Disabled as a result of any condition that:

          (a) was contracted, suffered, or incurred while such Employee was engaged in, or resulted from such Employee having engaged in, a felonious activity;

          (b) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan; or

          (c) resulted from service in the Armed Forces of the United States for which such Employee received a disability benefit or pension from the United States, or from service in the armed forces of any other country irrespective of any disability benefit or pension.

     The Disability of an Employee and the date upon which an Employee ceases to be employed by reason of Disability shall be determined by the Compensation Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Compensation Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Purchase Right Agreement. The Compensation Committee shall have the right to require an Employee to submit to an examination by a physician or physicians and to submit to such reexaminations as the Compensation Committee shall require in order to make a determination concerning the Employee's physical or mental condition; provided, however, that
(i) an Employee may not be required to undergo a medical examination more often than once each one hundred eighty (180) Days nor at any time after the normal date of the Employee's Retirement, and (ii) the fees and expenses of any such medical examination(s) shall be considered expenses of administering the Plan. If any Employee engages in any occupation or employment (except for rehabilitation as determined by the Compensation Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Compensation Committee determines on the basis of a medical examination that an Employee no longer has a Disability, or if an Employee refuses to submit to any medical examination properly requested by the Compensation Committee, then in any such event, the Employee shall be deemed to have recovered from such Disability.

     2.19 "Dividend Equivalents" are defined in Section 7.1 hereof.

     2.20 "Earnings Per Share," for any Fiscal Year, means the Net Income for such Fiscal Year divided by the number of shares of Common Stock outstanding, on a fully diluted basis as determined for purposes of reporting to shareholders, as of the close of business on the New York Stock Exchange on December 31 of such Fiscal Year. For any Performance Goal established by the Committee, Earnings Per Share shall be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established; provided, however, that if any such change in accounting standards relates to an accounting item that, prior to the establishment of the Performance Goal, did not exist relative to the Corporation, the accounting change shall be incorporated in calculating Earnings per Share for such Performance Goal.

     2.21 "Employee" means an individual who is and continues to be employed by the Corporation or a Subsidiary (while a corporation continues to be a Subsidiary), as determined by the Committee. An Employee shall cease to be an Employee upon the voluntary or involuntary termination of his employment with the Corporation or a Subsidiary for any reason, including death, Disability, Retirement, or with or without cause. Whether an authorized leave of absence, or an absence due to military or government service, Disability, or any other reason, constitutes a cessation of employment shall be determined by the Compensation Committee, in its sole discretion.

     2.22 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.23 "Exercise Price," with respect to a Purchase Right, means the price per share of Option Stock designated by the Committee on the Date of Grant of such Purchase Right, or designated pursuant to applicable resolution of the Committee, as the price at which such Option Stock may be purchased, once vested. Notwithstanding the foregoing, in no event shall the Exercise Price of any

Option Stock be less than 25% of the Fair Market Value of such Option Stock, determined as of the Date of Grant.

     2.24 "Expiration Date" is defined in Section 9.2 hereof.

     2.25 "Fair Market Value" means the value of each share of Option Stock, determined for a particular date as follows:

          (a) if the Class B Common Stock is listed or admitted for trading on any United States national securities exchange, the value of each share of Option Stock shall be the closing price per share of Class B Common Stock on such exchange (or, if listed on more than one exchange, the principal said exchange) on the relevant Valuation Date hereunder;

          (b) if the Class B Common Stock is not traded on any United States national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ System") or any similar system of automated dissemination of quotations of prices in common use, the value of each share of Option Stock shall be the price per share equal to the mean between the closing high bid and the low asked quotations on such system on the relevant Valuation Date hereunder;

          (c) if neither clause (a) nor clause (b) of this definition is applicable with respect to the Class B Common Stock, but either clause (a) or clause (b) is applicable with respect to the Class A Common Stock, the value of each share of Option Stock shall be the closing price as described in clause (a) above or the mean between the closing high bid and the low asked quotations as described in clause (b) above, respectively, of the Class A Common Stock, as the case may be; or

          (d) if neither paragraph (a) nor paragraph (b) nor paragraph (c) of this definition is applicable, the value of each share of Option Stock shall be the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied, on the last day of the Fiscal Year immediately preceding the relevant date hereunder.

     2.26 "Fiscal Year" means the fiscal year of the Corporation.

     2.27 "Fractional Share" means a portion of, or less than the whole of, a share of Common Stock.

     2.28 "Key Employee" means an executive officer of the Corporation and/or its Subsidiaries (including Subsidiaries which become such after adoption of the Plan) and any other Employee of the Corporation or any Subsidiary who is so designated by the Compensation Committee.

     2.29 "Minimum Exercise Price," with respect to a Purchase Right, means an Exercise Price equal to 25% of the Fair Market Value of the Option Stock subject to such Purchase Right, determined as of the Date of Grant.


     2.30 "Named Executive" means any Key Employee whose compensation from the Corporation is subject to section 162(m) of the Code or any successor section thereto; whether a Key Employee is a Named Executive shall be determined as of the Date of Grant of a Purchase Right to such Key Employee.


     2.31 "Net Income," for any Fiscal Year, means the net income of the Corporation for such Fiscal Year, determined in the same manner as reported to shareholders, but in any event (a) after reduction for the expenses of this Plan and (b) for any Performance Goal established by the Committee, Net Income will be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established; provided, however, that if any such change in accounting standards relates to an accounting item that, prior to the establishment of the Performance Goal, did not exist relative to the Corporation, the accounting change shall be incorporated in calculating Net Income for such Performance Goal.

     2.32 "Optionee" means a Key Employee or a former Key Employee who has received a Purchase Right.

     2.33 "Option Stock" means, with respect to any Purchase Right granted pursuant to the Plan, those shares of Class B Common Stock made the subject of such Purchase Right.

     2.34 "Performance Goal" is defined in Section 8.1 hereof.

     2.35 "Performance Period" means, with respect to any Purchase Right for which the Compensation Committee has established a related Performance Goal, the period over which the Performance Goal is measured; provided, however, that a Performance Period may not be less than one year or more than seven years in duration.

     2.36 "Person" or "Persons" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane, or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

     2.37 "Plan" is defined in Section 1.1 hereof.

     2.38 "Purchase Right" is defined in Section 1.1 hereof.

     2.39 "Purchase Right Agreement" is defined in Section 13.3 hereof.

     2.40 "Reporting Person" means any and all Optionees subject to Section 16 of the Exchange Act.

     2.41 "Return on Equity," for any Fiscal Year, means the Net Income for such Fiscal Year divided by total shareholders' equity as of December 31 of the immediately preceding Fiscal Year or as of such other date or dates specifically established by the Committee. For any Performance Goal established by the Committee, Return on Equity shall be calculated without regard to any change in accounting standards that may be required by the Financial Accounting Standards Board after the goal is established; provided, however, that if any such change in accounting standards relates to an accounting item that, prior to the establishment of the Performance Goal, did not exist relative to the Corporation, the accounting change shall be incorporated in calculating Return on Equity for such Performance Goal.

     2.42 "Retirement" means the voluntary termination of employment by an Employee after reaching the age of sixty-five (65) years or upon such earlier date as required by local law or as otherwise determined or approved by the Compensation Committee.

     2.43 "Subsidiary" means any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Corporation or another Subsidiary.

     2.44 "Termination for Cause" means termination of employment by reason of an Optionee's action or repeated acts, including without limitation, the commission of a felony, fraud, willful misconduct or the unauthorized use or disclosure of Confidential Information, which has resulted or is likely to result in damage to the Corporation, as determined by the Compensation Committee in its sole and absolute discretion.

     2.45 "Transfer" means any assignment, sale, transfer, conveyance, mortgage or other encumbrance, pledge, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

     2.46 "Valuation Date," with respect to a Purchase Right, means the Business Day immediately preceding the Date of Grant of such Purchase Right or the Business Day immediately preceding the Date of Exercise, as applicable. Whenever reference is made to a Valuation Date, it shall mean, with respect to the Common Stock, as at the close of trading on such Valuation Date, and with respect to any other item, midnight in Detroit, Michigan at the end of such Valuation Date.


                                   ARTICLE 3
                                ADMINISTRATION.


     3.1 Administration. The Plan shall be administered by the Committee in accordance with this Article 3. Subject to the terms and conditions of the Plan, the Compensation Committee shall have the sole discretionary authority:

          (a) to authorize the granting of Purchase Rights;

          (b) to select the Key Employees who are to be granted Purchase Rights under the Plan and determine, subject to the limitations provided in
     Section 6.1 hereof, the number of shares of Option Stock to be optioned to each Key Employee;

          (c) to prescribe, subject to the limitations set forth in the last sentence of Section 2.23, the Exercise Prices of Purchase Rights granted under the Plan to such Key Employees;

          (d) to prescribe the Performance Goal(s) and any related Performance Period(s) applicable to Purchase Rights granted under the Plan;

          (e) to construe and interpret the Plan;

          (f) to establish and modify administrative rules for the Plan;

          (g) to impose such conditions and restrictions, not inconsistent with the terms of the Plan, on Purchase Rights as it determines appropriate;

          (h) to execute or cause to be executed Purchase Right Agreements;

          (i) to cancel Purchase Rights and to substitute new Purchase Rights with the consent of an Optionee;


          (j) to certify, where appropriate and in accordance with the requirements of section 162(m)(4)(c) of the Code (or any successor section thereto) and the Regulations thereunder, that the Performance Goal(s) established by the Compensation Committee in connection with a Purchase Right granted under the Plan has been satisfied; and


          (k) generally to exercise such power and perform such other acts in connection with the Plan and the Purchase Rights and to make all determinations and establish all such goals, dates, criteria or matters under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

     Action taken or not taken by the Compensation Committee on one or more occasions shall be without obligation to take or not take such action on any other occasion(s).

     The Compensation Committee may delegate to one or more Persons any of its powers, hereinbefore or hereinafter provided or conferred, or designate one or more Persons to do or perform those matters to be done or performed by the Compensation Committee, including administration of the Plan. Any Person or Persons delegated to or designated by the Compensation Committee shall be subject to the same obligations and requirements imposed on the Compensation Committee and its members under the Plan, including the requirements set forth in Section 2.12 as to the constituency of the Committee.


     Notwithstanding any other provision in this Plan to the contrary, if a Purchase Right grant is intended to qualify as "other performance-based compensation" within the meaning of section 162(m) of the Code, then, to the extent required to qualify such grant as "other performance-based compensation" under section 162(m), the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan with respect to such grant if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such grant to fail to qualify as such "other performance-based compensation."


     3.2 Expenses of Administration. The Corporation shall pay all costs and expenses of administering the Plan.

     3.3 Indemnification. The Compensation Committee, members of the Compensation Committee, and each Person or Persons delegated to or designated by the Compensation Committee, and the shareholders, directors, officers, attorneys and agents of the Corporation, shall be entitled to indemnification and reimbursement from the Corporation for any action or any failure to act in connection with services performed by or on behalf of the Compensation Committee for the benefit of the Corporation to the fullest extent provided or permitted by the Corporation's Articles of Incorporation and by any insurance policy or other agreement intended for the benefit of the Compensation Committee as a committee of the Board of Directors or otherwise, or by any applicable law.


                                   ARTICLE 4
                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN


     4.1 Shares Subject to the Plan. The Option Stock to be made the subject of Purchase Rights granted under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Class B Common Stock. Subject to adjustment as provided in Section 10.3 hereof, the aggregate number of shares of Class B Common Stock which may be issued by the Corporation under the Plan is 2,000,000 shares of Class B Common Stock. The aggregate number of shares of Option Stock outstanding at any time shall not exceed the relevant number of shares of Class B Common Stock remaining available for issuance under the Plan. After termination of the Plan, the number of shares of Class B Common Stock reserved for purposes of the Plan from time to time shall be only such number of shares as are issuable under then outstanding Purchase Rights.

     4.2 Shares of Common Stock Subject to Expired or Terminated Options. In the event that an outstanding Purchase Right is surrendered, expires, is cancelled or is otherwise terminated for any reason before it shall have been fully exercised, all shares of Option Stock allocable to the unexercised portion of such Purchase Right shall again be available for Purchase Rights subsequently granted under the Plan.

                                   ARTICLE 5
                                 PARTICIPATION


     Only Key Employees of the Corporation, as determined by the Committee at the time a grant is made, shall be eligible to receive grants of Purchase Rights under the Plan. The Optionees shall be such individuals as the Compensation Committee may select from among the Key Employees. In making such selections, the Committee may take into account the nature of the services rendered by such Key Employees, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant.


                                   ARTICLE 6
                                PURCHASE RIGHTS


     6.1 Power to Grant Purchase Rights. The maximum aggregate number of shares of Common Stock with respect to which Purchase Rights may be granted to any one Key Employee during a Fiscal Year shall be limited to 200,000 shares. For purposes of calculating the number of shares with respect to which Purchase Rights have been granted to a Key Employee for any Fiscal Year, any shares subject to a Purchase Right that is granted and subsequently cancelled or surrendered during such Fiscal Year shall continue to be counted against the maximum number of shares which may be granted to such Key Employee pursuant to the Plan during such Fiscal Year. Notwithstanding the foregoing, to the extent an adjustment is made to the number of shares subject to a Purchase Right to reflect a change in the capitalization of the Corporation, the additional shares, if any, subject to such Purchase Right shall not be counted against the maximum number of shares for which Purchase Rights may be granted to the applicable Optionee. Subject to this maximum share limitation, the Committee may grant to such Key Employees as the Committee may select, in accordance with
Article 5 hereof, Purchase Rights entitling the Optionee to purchase shares of Class B Common Stock from the Corporation in such quantity and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Compensation Committee at the time of grant or pursuant to applicable resolution of the Compensation Committee.

     6.2 Modification, Extension, and Renewal of Purchase Rights. Subject to the provisions of Section 9.2, the Compensation Committee may modify, extend, or renew outstanding Purchase Rights, or accept the cancellation or surrender of outstanding Purchase Rights (to the extent not previously exercised) for the granting of new Purchase Rights in substitution therefor. Notwithstanding the foregoing, no modification of a Purchase Right shall, without the consent of the Optionee, alter or impair any rights or obligations under any Purchase Right previously granted.

     6.3 Optionee to Have No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to the shares of Common Stock made subject to a Purchase Right unless and until such Optionee exercises such Purchase Right and is issued the shares purchased thereby. Except as provided in Section 10.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions, or other rights with respect to any shares of Common Stock prior to the exercise of such Purchase Right.

                                   ARTICLE 7
                              DIVIDEND EQUIVALENTS


     7.1 Accrual of Dividend Equivalents. Subject to the following provisions of this Section 7.1, and unless the Committee shall specifically determine otherwise, each Key Employee granted a Purchase Right shall be entitled, upon the achievement of the Performance Goal for such Purchase Right and satisfaction of the time vesting requirements, to receive cash payments in an amount equal to the cash dividends that would have been paid ("Dividend Equivalents") on the shares subject to the unexercised portion of such Purchase Right if such portion had been exercised. For purposes of calculating Dividend Equivalents under this
Section 7.1, the "unexercised portion of a Purchase Right" shall be determined as of the close of trading on the New York Stock Exchange on the record date set by the Board of Directors for determining those shareholders of the Corporation entitled to receive a dividend. Dividend Equivalents shall accrue with respect to the unexercised portion of the Purchase Right during the term of the Purchase Right (i.e., from and after the Date of Grant of such Purchase Right until the Purchase Right is fully exercised, expires, or is otherwise terminated) without regard to the achievement of Performance Goals or time vesting; provided, however, that the Dividend Equivalents accrued with respect to any Option Stock shall not become payable to the Optionee until such time, if any, as the Option Stock becomes exercisable in accordance with the provisions of Section 8.5 hereof. Further provided that, in the event the term of a Purchase Right is extended by the Committee pursuant to Section 6.2 hereof, Dividend Equivalents shall cease with respect to such Purchase Right during such extension period unless the Committee specifically provides otherwise at the time of such extension.

     7.2 Payment of Dividend Equivalents. Upon a Purchase Right's becoming exercisable (i.e., when the Performance Goal for such Purchase Right has been achieved and the related time vesting requirements have been satisfied), or as soon thereafter as administratively practicable, the Corporation shall pay to the Optionee all Dividend Equivalents that have accrued with respect to the exercisable portion of such Purchase Right. Thereafter, as long as such Purchase Right, or any portion thereof, remains exercisable, Dividend Equivalents shall continue to be paid, with respect to the exercisable portion of such Purchase Right, on or about the same dates that cash dividends are paid to the shareholders of the Corporation. Notwithstanding the foregoing, in the event a Purchase Right is forfeited or terminates for any reason, all accrued but unpaid Dividend Equivalents with respect to such Purchase Right shall be forfeited at the same time.

     7.3 Treatment as Compensation. Dividend Equivalents paid to an Optionee shall be treated as compensation to the Optionee from the Corporation, subject to the withholding provisions of Section 9.15.


                                   ARTICLE 8
                      ESTABLISHMENT OF PERFORMANCE GOALS;
          DETERMINATION OF PERFORMANCE GOAL ACHIEVEMENT; TIME VESTING


     8.1 Performance Goals. As used herein, the term "Performance Goal" means, with respect to a Purchase Right, a target performance goal measured in terms of one or both of the following business criteria of the Corporation, as established by the Compensation Committee for a given Performance Period and, if applicable, a related Base Period: Earnings Per Share and Return on Equity.

     In the event the Committee establishes alternative Performance Goals in connection with a Purchase Right, the Performance Period and the Base Period established for each Performance Goal by the Committee need not be identical.

     8.2 Establishment of Performance Goals and Performance Periods. The Compensation Committee shall establish the Performance Goal(s) and Performance Period (and, if it shall determine that there shall be a Base Period that is different than the Performance Period, a related Base Period) applicable to each Purchase Right granted or to be granted to a Key Employee during a Fiscal Year; provided, however, that any Performance Goal established by the Compensation Committee in connection with a Purchase Right granted or to be granted to a Named Executive during a Fiscal Year shall be established by the Compensation Committee, in writing, prior to the expiration of the first 90 days of the related Performance Period (e.g., for a Performance Period beginning January 1st of any Fiscal Year, the Performance Goal for a Named Executive must be established in writing on or before March 30th of such Fiscal Year). The Committee is authorized to establish Performance Goals and Performance (and
Base) Periods on a grant-by-grant basis. Notwithstanding the foregoing, the Committee may establish from time to time, by a continuing resolution, Performance Goals which shall apply to all subsequent grants under the Plan unless and until the Committee specifically provides otherwise in connection with a subsequent grant or grants of Purchase Rights.

     8.3 Performance Goal Achievement. A Performance Goal established in connection with a Purchase Right shall have been achieved if, at the end of the relevant Performance Period (or Adjusted Performance Period, as applicable), the actual measurement of, or increase in, Earnings Per Share and/or Return on Equity for the Performance Period, as the case may be, equals or exceeds the goal(s) established by the Compensation Committee in connection with such Purchase Right. Such Performance Goal shall be deemed achieved as of the close of business on the last day of the relevant Performance Period (or Adjusted Performance Period, as applicable), notwithstanding that the Committee may not certify such achievement until a later date.

     8.4 Automatic Adjustment of Performance Goal and Performance Period. In the event a Performance Goal established in connection with a Purchase Right is not achieved during the initial Performance Period established by the Compensation Committee, the following adjustments shall occur automatically: (a) the Performance Goal for such Purchase Right shall automatically be increased by one percentage point, or such other amount as the Committee may specifically establish at the time of grant (the "Adjusted Performance Goal"), and (b) the Performance Period for such Purchase Right shall automatically be extended one year (the "Adjusted Performance Period"). If the Adjusted Performance Goal is achieved at the end of such Adjusted Performance Period, then the relevant Purchase Rights shall become exercisable immediately, or, if later, upon the satisfaction of the time vesting requirements described in Section 8.5.

     In the event the Adjusted Performance Goal is not achieved at the end of the Adjusted Performance Period as described above, then the Adjusted Performance Goal for such Purchase Right shall automatically be further increased by one percentage point, or such other amount as the Committee may specifically establish at the time of grant, and the Adjusted Performance Period shall automatically be extended one additional year. The Adjusted Performance Goal and the Adjusted Performance Period shall continue to be further adjusted automatically in this manner (i.e., the Adjusted Performance Goal will increase by one percentage point (or such other amount as the Committee may establish at the time of grant) and the Adjusted Performance Period will extend one year) at the end of each Fiscal Year in which the Adjusted Performance Goal is not achieved, until such time as the Adjusted Performance Goal is achieved or the Purchase Right expires or is otherwise terminated, whichever occurs first. Notwithstanding the foregoing, unless the Compensation Committee specifically provides otherwise at the time of grant of a Purchase Right, the Adjusted Performance Period, if any, for such Purchase Right shall not exceed five years, and in no event shall the maximum Adjusted Performance Period exceed seven years. In the event the Adjusted Performance Goal for a Purchase Right shall not have been achieved by the end of the maximum Adjusted Performance Period for such Purchase Right (e.g., five years), the Purchase Right shall terminate effective as of the last day of such maximum Adjusted Performance Period.

     8.5 Time Vesting and Exercisability of Purchase Rights. Except in the case of the death, Disability, or Retirement of an Optionee, and subject to the provisions of Section 9.3 hereof, no portion of a Purchase Right granted under the Plan may be exercised until the Optionee has completed three (3) years of employment with the Corporation after the Date of Grant of such Purchase Right and has achieved the Performance Goal established in connection with such Purchase Right. Except in the case of the death, Disability, or Retirement of an Optionee, and provided the Optionee has completed three (3) years of employment with the Corporation after the Date of Grant of a Purchase Right and also has achieved the Performance Goal established in connection with such Purchase Right, subject, however, to the provisions of Section 9.3 hereof, such Purchase Right shall become exercisable as follows: (i) on the third (3rd) anniversary of the Date of Grant of such Purchase Right, to the extent of one-third ( 1/3) of the shares of Option Stock; (ii) on the fourth (4th) anniversary of the Date of Grant of such Purchase Right, to the extent of two-thirds ( 2/3) of the shares of Option Stock; and (iii) on the fifth (5th) anniversary of the Date of Grant of such Purchase Right, to the extent of all of the shares of Option Stock. In the event the Optionee has not achieved the Performance Goal (or Adjusted Performance Goal, as the case may be) as of the third, fourth or fifth anniversary date of the Date of Grant of such Purchase Right, the Purchase Right shall nevertheless "time vest" but shall not become exercisable until such Performance Goal (or Adjusted Performance Goal, as the case may be) has been achieved.

     For purposes of this Section 8.5, in determining the number of "shares of Option Stock" subject to such Purchase Right, account shall be taken of any adjustments made to the shares as described in Section 10.3 hereof after the Date of Grant of the Purchase Right, such that the number of shares of Option Stock with respect to which an Optionee's Purchase Right is time vested shall be redetermined at the time of an adjustment, and the number of shares of Option Stock with respect to which an Optionee's Purchase Right becomes time vested on any anniversary date shall be determined by reference to the number of shares of Option Stock then subject to such Purchase Right, taking any adjustments previously made into account.

                                   ARTICLE 9

           Exercise of Purchase Rights; Expiration of Purchase Rights

     9.1 Prohibition Against Exercise of Out-of-the-Money Purchase Rights. The exercise of any Purchase Right shall not be permitted if the aggregate Fair Market Value of the shares of Common Stock that would be acquired upon such exercise, determined as of the Date of Exercise, is less than the Exercise Price of such shares of Common Stock, also determined as of the Date of Exercise.

     9.2 Expiration Date. Notwithstanding any other provision of the Plan, no Purchase Right granted to an Employee who is a resident of the United Kingdom on the Date of Grant of such Purchase Right shall be exercisable after the seventh
(7th) anniversary date of the Date of Grant of such Purchase Right, and no other Purchase Right granted under the Plan shall be exercisable after the tenth
(10th) anniversary date of the Date of Grant of such Purchase Right. Each such date of expiration is herein referred to as an "Expiration Date."

     9.3 Acceleration of Exercise Time. Notwithstanding anything to the contrary in the Plan, the Compensation Committee, in its discretion, may accelerate the exercisability of a Purchase Right, in whole or in part, (a) in the case of an Optionee other than a Named Executive, at any time more than six (6) months after the Date of Grant of such Purchase Right, without regard to whether the Performance Goal established in connection with such Purchase Right has been achieved, and (b) in the case of a Named Executive (determined at the time acceleration is considered by the Committee), at any time more than six (6) months after the Date of Grant of such Purchase Right, provided the Performance Goal established in connection with such Purchase Right has been achieved.

     9.4 Termination of Employment (Except by Death, Disability, or Retirement) Within Three Years After Date of Grant. Except in the case of the death, Disability, or Retirement of an Optionee, or as otherwise permitted under
Section 9.3 hereof, if an Optionee ceases to be an Employee for any reason within three (3) years after the Date of Grant to such Optionee of a Purchase Right under the Plan, such Optionee's right to exercise such Purchase Right or any part thereof shall be forfeited immediately and permanently.

     9.5 Termination of Employment (Except by Death, Disability, or Retirement) More Than Three Years After Date of Grant. Except in the case of the death, Disability, or Retirement of an Optionee, if an Optionee ceases to be an Employee for any reason more than three (3) years after the Date of Grant to such Optionee of a Purchase Right under the Plan, such Optionee shall have the right, subject to the provisions of Sections 9.1, 9.2 and 9.9 hereof, to exercise such Purchase Right, in full or in part, at any time within one (1) year after his cessation of employment, but only to the extent that, on the date of such cessation of employment, such Purchase Right had become exercisable pursuant to the terms of Article 8 hereof and the applicable Purchase Right had not previously been exercised. To the extent such Purchase Right is not exercisable on the date of such cessation of employment, it shall be forfeited immediately and permanently on such date. Notwithstanding the foregoing, including without limitation Section 8.5 hereof, a Purchase Right shall cease entirely to be exercisable and shall be forfeited immediately and permanently on the date of an Optionee's cessation of employment if such cessation is a Termination For Cause (as defined in Section 2.44 hereof).

     9.6 Death of Optionee. In the event an Optionee ceases to be an Employee at anytime by reason of his death and has not fully exercised his Purchase Rights, then, provided the Performance Goal established in connection with any such Purchase Right has been achieved, such Purchase Right shall vest immediately and fully, and the executor, administrator, or other personal representative of the Optionee's estate, or the trustee of any trust receiving such Purchase Right as a result of such Optionee's death, or any heir, successor, assign, or other transferee of the Optionee receiving such Purchase Right by will or by the laws of descent and distribution, shall have the right, subject to the provisions of Sections 9.1, 9.2, 9.9 and 9.16 hereof, to exercise such Purchase Right, in full or in part, at any time within one (1) year after the date of the Optionee's death.

     9.7 Disability of Optionee. In the event an Optionee ceases to be an Employee at any time by reason of Disability and has not fully exercised his Purchase Rights, then, provided the Performance Goal established in connection with any such Purchase Right has been achieved, such Purchase Right shall vest immediately and fully, and the Optionee or his guardian or other legal representative, shall have the right, subject to the provisions of Sections 9.1, 9.2, 9.9, and 9.16 hereof, to exercise such Purchase Right, in full or in part, at any time within two (2) years after the date upon which the Optionee ceases to be employed by reason of Disability.

     9.8 Retirement of Optionee. If an Optionee ceases to be an Employee at any time by reason of Retirement and has not fully exercised his Purchase Rights, then, provided the Performance Goal established in connection with any such Purchase Right has been achieved, such Purchase Right shall time vest immediately and fully, and such Optionee shall have the right, subject to the provisions of Sections 9.1, 9.2, 9.9, and 9.16 hereof, to exercise such Purchase Right, in full or in part, at any time within two (2) years after the date upon which the Optionee ceases to be employed by reason of Retirement.

     9.9 Forfeiture of Purchase Right Gain and Unexercised Purchase Rights if Optionee Engages in Certain Activities. If at any time (a) within the term of a Purchase Right or (b) within one year after termination of employment (for any reason) or (c) within one year after the Optionee exercises any portion of a Purchase Right, the Optionee, without the written permission of the Corporation (or any of its Subsidiaries), (i) engages in any activity in competition with any activity of the Corporation (or any of its Subsidiaries); (ii) engages in any conduct related to the Optionee's employment for which either criminal or civil penalties against him may be sought; (iii) violates the Corporation's (or any Subsidiary's) policies, including, without limitation, the Corporation's insider trading policy and the Corporation's Conflict of Interest Policy (including the House Rules); (iv) accepts employment with or serves as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Corporation (or any of its Subsidiaries), including employing or recruiting any employee of the Corporation (or any of its Subsidiaries); (v) discloses or misuses any Confidential Information or material concerning the Corporation (or any of its Subsidiaries); or (vi) participates in an attempt to obtain control of the Corporation that is "hostile" (i.e., not approved by the Board of Directors), then (1) the Purchase Right (or any unexercised portion thereof) shall terminate and be forfeited effective as of the date on which the Optionee engages in any such activity, unless terminated sooner by operation of another term or condition of the Purchase Right or the Plan, and (2) the Optionee shall be obligated to pay to the Corporation (or its designee) the amount of any gain realized from the exercise of all or a portion of a Purchase Right, exercised at any time (x) within one year prior to the Optionee's termination of employment,
(y) within one year prior to the Optionee's engaging in any such activity, or
(z) after engaging in any such activity, as the case may be. For purposes of this Section 9.9, "gain" shall mean the difference between the Exercise Price of a Purchase Right and the aggregate Fair Market Value of any exercised portion of such Purchase Right, determined as of the Date of Exercise.

     9.10 Right of Set-Off. The Corporation shall be entitled to deduct the amounts the Optionee owes the Corporation (or its designee) under Section 9.9 above, in whole or in part, from any amounts the Corporation (or any of its Subsidiaries) owes the Optionee from time to time (including amounts owed to him or her as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Corporation (or any of its Subsidiaries)). Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount the Optionee owes it, calculated as set forth above, the Optionee shall be obligated to pay immediately the unpaid balance to the Corporation (or its designee).

     9.11 Compensation Committee Discretion. The Optionee may be released from his or her obligations under Sections 9.9 and 9.10 above only if the Compensation Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Corporation.

     9.12 Exercise Procedures. Each Purchase Right granted under the Plan shall be exercised by written notice to the Compensation Committee, which notice must be received by the Compensation Committee on or before the earlier of (i) the date such Purchase Right expires pursuant to Section 9.2 hereof, and (ii) the last date on which such Purchase Right may be exercised as provided in Sections
9.5 through 9.8 hereof, as applicable.

     9.13 Payment of the Exercise Price. The Exercise Price, in United States dollars, times the number of shares of Option Stock being exercised under a Purchase Right shall be paid in full at the time of exercise: (i) in cash or by certified check, in United States currency; (ii) in the discretion of the Committee, by the delivery of shares of Common Stock with a Fair Market Value at the time of exercise equal to the Exercise Price; (iii) in the discretion of the Committee, by delivery to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker/dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Corporation to pay for the Exercise Price, or (iv) in the discretion of the Committee, a combination of the methods described in (i), (ii) and (iii).

     9.14 Issuance of Shares. The Corporation, as soon as is reasonably practicable after its receipt of a proper notice of exercise and the Exercise Price, and without transfer or issue tax or other incidental expense to the Person exercising the Purchase Right, shall deliver to such Person at the principal office of the Corporation, or at such other location as may be acceptable to the Corporation and such Person, one (1) or more stock certificates for the shares of Option Stock with respect to which the Purchase Right is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such Person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with the right of survivorship, (b) as community property, or (c) as tenants in common without the right of survivorship. The Optionee may also request that such shares be issued to a revocable trust established on behalf of the Optionee and his or her spouse. Notwithstanding the foregoing, in the case of a Named Executive exercising a Purchase Right, shares will not be issued prior to the date on which the Committee certifies, in writing, that the Performance Goal established in connection with such Purchase Right has been achieved.

     9.15 Taxes. The Corporation shall be entitled, if the Compensation Committee deems it necessary or desirable, to withhold (or secure payment from an Optionee or Beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or shares of Common Stock issuable under such Optionee's Purchase Right, and the Corporation may defer payment or issuance of the shares of Common Stock upon such Optionee's exercise of a Purchase Right unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be determined by the Corporation.

     9.16 Prohibition Against Exercise of Purchase Right within Six (6) Months of Date of Grant. Notwithstanding any other provision of the Plan, no Purchase Right which, but for this Section 9.16, is exercisable shall be exercised within six (6) months from the Date of Grant.

     9.17 Automatic Conversion of Class B Common Stock to Class A Common
Stock. Notwithstanding any other provision of the Plan, the right of an Optionee to acquire and hold shares of Class B Common Stock pursuant to the Plan, shall be subject to the provisions of the Amended and Restated Articles of Incorporation of the Corporation, including without limitation Section 2.E(6) of
Article III (as the same or any other provision of the Articles may be amended), which section provides as follows:

        "Exercise of Stock Option. In the event that any person who is not an employee acquires shares of Class B Common Stock pursuant to the exercise of an option described in Section 2.E.(1)(iv) of this Article III, such shares shall, immediately after issuance to such person, be converted to an equal number of shares of Class A Common Stock, without any action on the part of anyone."

                                   ARTICLE 10

Amendment and Termination of the Plan; Reorganizations and Recapitalizations of
                                the Corporation


     10.1 Amendment of the Plan. The Compensation Committee, with the approval or at the direction of, or subject to the subsequent ratification by the Board of Directors, may from time to time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act and with section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any stock exchange on which the Common Stock is listed or quoted), shareholder approval of any plan amendment with respect to which applicable law or regulation requires shareholder approval shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation. In the event of such a revision or amendment to the Plan, all outstanding Purchase Rights shall be adjusted to be consistent with the terms and provisions of the Plan, and in such manner as the Compensation Committee may deem equitable or as may be required pursuant to applicable law; provided, however, that except with the written consent of an Optionee or as otherwise specifically provided herein with respect to a replacement plan, no amendment, suspension, termination or modification of the Plan shall adversely affect the rights of an Optionee under any Purchase Right previously granted to such Optionee under the Plan.

     10.2 Termination of the Plan. The Compensation Committee, with the approval or at the direction of, or subject to the subsequent ratification by the Board of Directors, shall have the right and power to terminate the Plan at any time, and no Purchase Right shall be granted under the Plan after the termination of the Plan. The termination of the Plan shall not have any other effect, and any Purchase Right outstanding at the time of the termination of the Plan may be exercised after termination of the Plan, at any time prior to the Expiration Date of such Purchase Right and to the same extent and subject to the same terms and conditions, including forfeiture, that would have applied to such Purchase Right if the Plan had not been terminated.

     10.3 Reorganizations and Recapitalizations of the Corporation.

          (a) The existence of this Plan and Purchase Rights granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Except as hereinafter provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to Purchase Rights granted hereunder.

          (c) The shares with respect to which Purchase Rights may be granted hereunder are shares of Class B Common Stock of the Corporation as presently constituted, but if, and whenever, prior to the delivery by the Corporation of all of the shares which are subject to the Purchase Rights or rights granted hereunder, the Corporation shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of outstanding shares of either Class A or Class B Common Stock or both,without receiving or paying compensation therefor in money, services or property, the number of shares subject to the Plan shall be proportionately adjusted and the number of shares with respect to which Purchase Rights granted hereunder may thereafter be exercised shall:

             (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share shall be proportionately reduced; and

             (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share shall be proportionately increased.

          (d) If the Corporation merges with one or more corporations, or consolidates with one or more corporations and the Corporation shall be the surviving corporation, thereafter, upon any exercise of Purchase Rights granted hereunder, the recipient shall, at no additional cost (other than the Exercise Price and any tax withholding amounts), be entitled to receive (subject to any required action by shareholders) in lieu of the number of shares as to which such Purchase Rights shall then be exercisable the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of shares of Class B Common Stock of the Corporation equal to the number of shares as to which such Purchase Rights shall be exercisable. A reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a liquidation or dissolution of the Corporation, shall automatically and without any further action cause any outstanding Purchase Rights which have not yet become exercisable in accordance with the provisions of Article 8 to terminate and be cancelled as of the effective date of such reorganization, merger or consolidation, or dissolution or liquidation of the Corporation, unless the agreement of reorganization, merger or consolidation otherwise provides.

          (e) To the extent that any of the adjustments described in subparagraphs (c) and (d) of this Section 10.3 relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons, subject to obtaining the agreement of the Corporation's auditors to such adjustments; provided, however, that the number of shares covered by any Purchase Right or to which such Purchase Right relates shall always be a whole number.

                                   ARTICLE 11

                   Compliance With Other Laws and Regulations

     11.1 Exemption or Qualification. The Plan, the grant and exercise of Purchase Rights under the Plan, and the obligation of the Corporation to sell and deliver Option Stock under such Purchase Rights shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Each Purchase Right shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby under any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Purchase Right or the issue or purchase of shares thereunder, such Purchase Right may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Compensation Committee. Stock certificates evidencing such shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

        "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

     Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11.1 shall be conclusive and binding on all Persons.

     11.2 Representation. The Compensation Committee may require that any Person who is granted a Purchase Right under the Plan represent and agree in writing that if the shares of Common Stock made subject to the Purchase Right are issuable under an exemption from registration requirements, the shares will be "restricted" securities which may be resold only in compliance with the applicable securities laws, and that such Person is acquiring the shares issued upon exercise of a Purchase Right for investment purposes and not with a view toward distribution.

     11.3 Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Class B Common Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of such shares but lacking such legend.

                                   ARTICLE 12

                            Restrictions on Transfer

     An Optionee's rights and interests under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of an Optionee, only the Optionee personally (or the Optionee's personal representative) may exercise the Optionee's rights under the Plan. No purported assignment or transfer of a Purchase Right granted under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported transferee or assignee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Purchase Right thereunder shall terminate and become of no further effect. An Optionee's Beneficiary may exercise the Optionee's rights to the extent they are exercisable under the Plan following the death of the Optionee.

                                   ARTICLE 13

                               General Provisions

     13.1 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be granted a Purchase Right under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Purchase Rights pursuant to the Plan shall be deemed to constitute a contract of employment between the Corporation and any Employee or to be a condition of the employment of any Person. The Plan and any Purchase Right granted under the Plan shall not confer upon any Optionee any right with respect to continued employment by the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the employment of any Optionee at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of any Optionee is and continues to be "at will."

     13.2 Elimination of Fractional Shares. If under any provision of the Plan that requires a computation of the number of exercisable shares of Option Stock subject to a Purchase Right, the number so computed is not a whole number of shares of Option Stock, such number of shares of Option Stock shall be rounded down to the next whole number.

     13.3 Purchase Right Agreements. The terms of any Purchase Right shall be as set forth in a written agreement (a "Purchase Right Agreement") in such form as the Compensation Committee shall from time to time determine. Each Purchase Right Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Compensation Committee may deem appropriate. No Person shall have any rights under any Purchase Right granted under the Plan unless and until the Corporation and the Optionee have executed a Purchase Right Agreement setting forth the number of Purchase Rights granted and the terms and conditions of the Purchase Rights.

     13.4 Plan Provisions Control Purchase Right Terms. The terms of the Plan shall govern all Purchase Rights granted under the Plan, and in no event shall the Compensation Committee have the power to grant any Purchase Right under the Plan which is contrary to any of the provisions of the Plan. In the event that any provision of a Purchase Right Agreement shall conflict with any term in the Plan as of the Date of Grant of such Purchase Right, the term in the Plan shall control.

     13.5 Dealings with Beneficiaries or Representatives of an Optionee. The Compensation Committee may require such proper proof of death and such evidence of the right of any Person other than an Optionee to exercise any Purchase Right granted under the Plan, as the Compensation Committee deems necessary or advisable. The Compensation Committee's determination of death or Disability and of the right of any Person other than an Optionee to exercise a Purchase Right shall be conclusive. The Compensation Committee, in its discretion, may require from any Person, other than an Optionee, exercising any Purchase Right under the Plan, such security and indemnity as the Compensation Committee, in its discretion, deems necessary or advisable. The issuance of and acceptance of shares of Common Stock upon the exercise of a Purchase Right shall constitute a complete acquittance and discharge of full liability of the Corporation under the Plan, and the Compensation Committee shall be entitled to demand a receipt and/or acquittance in full satisfaction of all claims against the Corporation.

     13.6 Name of Plan. This Plan shall be known as "Sotheby's Holdings, Inc. Performance Share Purchase Plan."

     13.7 Inspection of Records. Copies of the Plan, records reflecting each Optionee's Purchase Rights, and any other documents and records that an Optionee is entitled by law to inspect shall be open to inspection by the Optionee and his duly authorized representative(s) at the office of the Corporation at any reasonable business hour.

     13.8 Word Meanings. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Plan as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

     13.9 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of the Plan as set forth in the text.

     13.10 Severability. Whenever possible, each provision in the Plan and every Purchase Right at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Purchase Right at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then, (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Purchase Right at any time granted under the Plan shall remain in full force and effect.

     13.11 Compliance with Section 16(b) of the Securities Exchange Act. With respect to Reporting Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Corporation, subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

     13.12 Compliance with Code Section 162(m). This Plan is intended to comply with all applicable provisions of section 162(m) of the Code. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are Named Executives of the Corporation without so restricting, limiting or conditioning the Plan with respect to other participants.

     13.13 Strict Construction. No rule of strict construction shall be implied against the Committee, the Corporation or any other Person in the interpretation of any of the terms of the Plan, any Purchase Right granted under the Plan or any rule or procedure established by the Compensation Committee.

     13.14 Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Michigan and construed in accordance therewith.

     13.15 Execution. To record the adoption of the Plan, subject to the approval of the Corporation's shareholders, the Corporation has caused the execution hereof as of this 26th day of April, 1996.

                                          SOTHEBY'S, HOLDINGS, INC.,
                                          a Michigan corporation

                                          By /s/ DIANA D. BROOKS
                                          ...................................

                                          President and Chief Executive Officer